IN THE CIRCUIT COURT IN THE TWELFTH JUDICIAL CIRCUIT
IN AND FOR SARASOTA COUNTY, FLORIDA

IBC Funds, LLC,
a Nevada Limited Liability Corporation,
Plaintiff,

CIVIL ACTION NO.
2013 CA 5645 NC

-against-

3DIcon Corporation,
a Oklahoma Corporation,
Defendant.

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STIPULATION OF DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all the parties to the above-entitled action, pursuant to the Florida Rules of Civil Procedure, that whereas no party hereto is an infant or incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action, the above-entitled action be, and the same hereby is, dismissed with prejudice, each party to bear its own costs.

This Stipulation may be filed without further notice with the Clerk of the Court.

Dated: January 17, 2014

____
Charles N. Cleland, Jr., Esq.
CHARLES N. CLELAND, JR., P.A.
Florida Bar No. 0896195
2193 Ringling Blvd.
Sarasota, Florida 34237
941-955-1595 (phone)
941-953-7185 (fax)
Attorney for Plaintiff

____
Michael G. Brown, Esq.
P. O. Box 19702
Sarasota, Florida 34237
941-780-1300 (phone)
941-296-7500 (fax)
Florida Bar No. 0148709
Attorney for Defendant

SO ORDERED: _______________________
The Honorable_______________________